CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Franklin Investors Securities Trust of our report dated December 18, 2025, relating to the financial statements and financial highlights of Franklin Convertible Securities Fund, Franklin Equity Income Fund, Franklin Floating Rate Daily Access Fund, Franklin Long Duration Credit Fund, Franklin Low Duration Total Return Fund, Franklin Low Duration U.S. Government Securities Fund, Franklin Managed Income Fund and Franklin Total Return Fund, which appear in Franklin Investors Securities Trust’s Certified Shareholder Report on Form N-CSR for the year ended October 31, 2025. We also consent to the references to us under the headings “Financial Highlights”, “Policies and Procedures Regarding the Release of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

February 23, 2026